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                                                                    EXHIBIT 10.3


                             CONTRIBUTION AGREEMENT

                  CONTRIBUTION AGREEMENT, dated as of March__, 1997, between SunSource Inc., a Delaware corporation (the "Corporation") and Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman Brothers").

                                   BACKGROUND

                  The Corporation has been formed to accomplish the conversion (the "Conversion") of SunSource L.P. (the "Partnership") to corporate form. In the Conversion, (i) the outstanding Class A limited partnership interests will be converted into 11.6% Trust Preferred Securities (the "Trust Preferred Securities") issued by SunSource Capital Trust (the "Trust") and cash and (ii) the outstanding Class B limited partnership interests will be converted into Common Stock of the Corporation (the "Common Stock").

                  Also as part of the Conversion, a subsidiary of Lehman Brothers, Lehman/SDI, Inc., which is the general partner of SDI Partners I, L.P., the general partner of the Partnership (the "General Partner"), and certain members of management (the "Management Employees") who are the limited partners of the General Partner, will receive Common Stock in exchange for their interests in the General Partner. 75,000 shares of Common Stock (the "Escrow Shares") to be received by the Management Employees will be placed in escrow to be distributed after two years if all distributions on the Trust Preferred Securities have then been paid.

                  The Trust's Declaration of Trust provides that, in the case of the occurrence of a Tax Event (as defined therein), under certain circumstances the Trust may redeem the Trust Preferred Securities at a redemption price of 101% of liquidation preference ($25.25) if the redemption occurs within five years of the effective time of the Conversion (an "Initial Tax Redemption") and $25 thereafter.

                  The purpose of this Agreement is to provide for contribution by Lehman Brothers to the Corporation of a portion of the premium payable upon an Initial Tax Redemption if the Escrow Shares are still held in escrow and Lehman Brothers and its Affiliates have disposed of some or all of the Common Stock received by it or its Affiliates in the Conversion. For purposes of this Agreement "Affiliates" of Lehman Brothers shall mean Lehman LTD I, Inc., Lehman/SDI, Inc. and Lehman Brothers Capital Partners I to the extent of the general partnership interest held in it by LB I Group, Inc.

                  NOW, THEREFORE, in consideration of the consideration to be received by Lehman Brothers or its Affiliates in the Conversion, Lehman Brothers agrees as follows:

                  Section 1. Contribution. Upon the occurrence of an Initial Tax Redemption, Lehman Brothers will pay, or cause one of its subsidiaries to pay, to the Corporation in cash an amount equal to the product obtained by multiplying: (i) 1% of the per share liquidation



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preference of the Trust Preferred Securities by (ii) the number of shares of
Trust Preferred Securities redeemed under the Initial Tax Redemption by (iii) a fraction, the numerator of which is equal to the number of Escrow Shares held in escrow at the time of the Initial Tax Redemption, and the denominator of which is equal to the number of Escrow Shares held in escrow immediately after the Conversion by (iv) a fraction, the numerator of which is equal to the number of shares of Common Stock held by Lehman Brothers and its Affiliates immediately after the Conversion minus the number of shares of Common Stock held by Lehman Brothers and its Affiliates at the time of the Initial Tax Redemption, and the denominator of which is equal to the total number of shares of Common Stock outstanding immediately after the Conversion. All share numbers shall be appropriately adjusted for any stock splits or stock dividends. Such payment will be made within 15 days after the Corporation and Lehman Brothers have agreed in writing to the calculation of the amount due pursuant to this Section.

                  Section 2. Term. This Agreement shall terminate upon the second anniversary of the effective time of the Conversion.

                  Section 3. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware applicable to contracts made and to be performed in that State.

                  Section 4. Notices. Notices under this Agreement shall be given:

                  (i)  If to the Corporation:

                           SunSource Inc.
                           2600 One Logan Square
                           Philadelphia, PA 19103
                           Attn: Norman V. Edmonson

                  (ii)  If to Lehman Brothers:

                           c/o Lehman Brothers Inc.
                           3 World Financial Center
                           New York, NY 10285
                           Attn: Henri Talerman

or to such other address as a party shall designate in writing to the other party.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Contribution Agreement to be duly executed as of the date first above written.

                                        SUNSOURCE INC.


                                        By
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                                        Title:
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                                        LEHMAN BROTHERS HOLDINGS INC.


                                        By
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                                        Title:
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